UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2013

ALLEGHANY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9371	51-0283071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Times Square Tower, 17th Floor, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 752-1356

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

In December 2006, Alleghany Corporation (“Alleghany”) purchased shares of common stock of Homesite Group Incorporated (“Homesite”), a national, full-service, mono-line provider of homeowners insurance, for cash consideration of $120.0 million.

On September 4, 2013, American Family Insurance, a Wisconsin-based mutual insurance company which writes automobile, homeowners, life, business and farm/ranch insurance in 19 states, entered into a merger agreement with Homesite to purchase all of the issued and outstanding capital stock (including shares underlying options and restricted stock units) of Homesite for cash consideration of $616.0 million, subject to adjustment for changes in Homesite stockholders’ equity between June 30, 2013 and the closing of the transaction and transaction expenses. Alleghany currently holds approximately 28 percent of the fully diluted shares of Homesite. The transaction, which is subject to regulatory approvals and other closing conditions, is expected to close by year-end 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHANY CORPORATION

Date: September 4, 2013	By:	/s/ John L. Sennott, Jr.
	Name:	John L. Sennott, Jr.
	Title:	Senior Vice President and chief financial officer